Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Report”) of Dynamic Shares Trust (the “Registrant”) and Dynamic Short Short-Term Volatility Futures ETF, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Weixuan Zhang, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 14, 2023	By:	/s/ Weixuan Zhang
	Name:	Weixuan Zhang
	Title:	Principal Executive Officer
Dynamic Shares Trust